Exhibit 10.5

NutriSystem, Inc.
Compensation Policy For Non-Employee Directors

ANNUAL EQUITY COMPENSATION:

•

On an annual basis, each non-employee director will receive shares of common stock with a value of $100,000 on a grant date to be determined in advance by the Board of Directors. Shares will be fully vested on the date of grant, but may not be sold until the first anniversary of the date of grant. The number of common shares granted shall be determined by dividing $100,000 by the closing price per common share on the date of grant.

ANNUAL CASH COMPENSATION:

Annual Cash Retainer Fee for all Non-Employee Directors

•	$50,000 annual cash retainer for each non-employee director, payable in the amount of $12,500 per quarter in arrears.

Additional Annual Cash Retainer for Non-Executive Chairman of the Board

•	$50,000 additional annual cash retainer for the Non-Executive Chairman of the Board, payable in the amount of $12,500 quarterly in arrears.

Annual Cash Retainers for Committee Service - Chair

•	$25,000 annual cash retainer for the chair of the Audit Committee, payable in the amount of $6,250 quarterly in arrears.
•	$17,500 annual cash retainer for the chair of the Compensation Committee, payable in the amount of $4,375 quarterly in arrears.
•	$11,000 annual cash retainer for the chair of the Nominating and Corporate Governance Committee, payable in the amount of $2,750 quarterly in arrears.

Annual Cash Retainers for Committee Service - Non-Chair

•	$10,000 annual cash retainer for the non-chair members of the Audit Committee, payable in the amount of $2,500 quarterly in arrears.
•	$7,500 annual cash retainer for the non-chair members of the Compensation Committee, payable in the amount of $1,875 quarterly in arrears.
•	$5,000 annual cash retainer for the non-chair members of the Nominating and Corporate Governance Committee, payable in the amount of $1,250 quarterly in arrears.

CASH-TO-STOCK ELECTIONS AND VOLUNTARY DEFERRALS:

•	Non-employee directors may elect to receive any portion of cash compensation in shares of the Company’s common stock.
•	Non-employee directors may elect to voluntarily defer cash and equity compensation into deferred stock units.